Exhibit 1.1

Barclays Dryrock Issuance Trust

$750,000,000 Class A
Series 2025-1 Fixed Rate Asset Backed Notes

Supplement to Underwriting Agreement

September 22, 2025

Barclays Capital Inc.

745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

Reference is made to that certain Underwriting Agreement, dated September 16, 2025 (the “Underwriting Agreement”), among Barclays Dryrock Funding LLC, a Delaware limited liability company (“Dryrock Funding”), and Barclays Bank Delaware, a Delaware banking corporation (“BBD”) and Barclays Capital Inc., as representative of the several underwriters identified therein (the “Representative”). Except as otherwise specifically provided herein, all capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

For purposes of this supplement (this “Supplement”):

1.	BBD hereby acknowledges, confirms and agrees that: (a) the Underwriting Agreement shall be deemed to have been duly executed and delivered to the Representative by BBD as of September 16, 2025, and is and has been in full force and effect since such date and as of the date hereof, (b) all agreements and obligations of BBD contained in the Underwriting Agreement constitute the legal, valid and binding obligations of BBD enforceable against it in accordance with the terms thereof, and BBD hereby irrevocably waives any and all defenses, offsets, counterclaims or other claims solely to the extent relating to, or arising from, the authority of the signatory who executed the Underwriting Agreement on behalf of BBD or the manner of execution or delivery of the Underwriting Agreement by BBD, including any claim as to the invalidity or unenforceability of the Underwriting Agreement on such grounds, and (c) the Representative is and shall be entitled to all of the rights, remedies and benefits provided for in the Underwriting Agreement.

2.	BBD hereby ratifies, restates, assumes, adopts, affirms and confirms all of the terms and conditions of the Underwriting Agreement as if it had duly executed and delivered the Underwriting Agreement as of September 16, 2025, and such ratification shall be effective as of such date.

The representations and warranties made by BBD in Section 2 of the Underwriting Agreement were true and correct as of the date of the Underwriting Agreement and are true and correct and in full force and effect as of the date hereof.

All of the terms of the Underwriting Agreement, as supplemented hereby, shall remain in full force and effect

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 15 OF THE UNDERWRITING AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO

RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument. Each of the parties hereto agrees that the transaction consisting of this Supplement may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Supplement using an electronic signature, it is signing, adopting, and accepting this Supplement and that signing this Supplement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Supplement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Supplement in a usable format..

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly indicate your acceptance in the space provided for that purpose below, whereupon it will become a binding agreement among Dryrock Funding, BBD and the Representative in accordance with its terms.

Very truly yours,

BARCLAYS BANK DELAWARE

By: /s/ Denny Nealon

Name: Denny Nealon

Title: Chief Executive Officer

BARCLAYS DRYROCK FUNDING LLC

By: /s/ Danielle Manley

Name: Danielle Manley

Title: Chief Executive Officer

The foregoing Supplement

is hereby confirmed and accepted as

of the date first above written.

BARCLAYS CAPITAL INC., for itself and as a representative of the several Underwriters named in Schedule A to the Underwriting Agreement

By:	/s/ Linda Zhou
Name: Linda Zhou
Title: Director